UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT TO CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2011

FRED'S, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number 001-14565

4300 New Getwell Road
Memphis, Tennessee 38118
(Address of Principal Executive Offices)

(901) 365-8880
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATION OF AMENDMENT

This current report on Form 8-K/A updates information provided in our Form 8-K dated June 15, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Fred’s, Inc. (the “Company”) Annual Meeting of Shareholders held on June 15, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at the Annual Meeting of Shareholders of the Company on June 15, 2011, 26,182,205 shares voted for one year, 107,147 shares voted for two years, 8,857,555 shares voted for three years, and there were 33,016 shares that abstained.

In accordance with these voting results and other factors, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers.  The Company will continue to hold annual advisory votes until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	FRED’S, Inc.
(Registrant)

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President and Chief Financial Officer